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                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            Date of Report:  June 4, 1997

                   AmeriCredit Automobile Receivables Trust 1997-A
                (Exact Name of Registrant as specified in its charter)


         UNITED STATES               333-17981                88-0359494
-----------------------------  -----------------------     ----------------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                  Identification Number)


                          c/o AmeriCredit Financial
                                 Services, Inc.
                          Attention:  Daniel E. Berce
                                200 Bailey Avenue
                              Fort Worth, TX  76107
                              (Address of Principal
                                 Executive Office)

                                    (817) 332-7000
                              Registrant's phone number

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Item 5.   Other Events

    Information relating to distributions to Note and Certificate holders for the May, 1997, Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of March 1, 1997 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.   Financial Statements, Exhibits

    EXHIBIT NO.    EXHIBIT
    -----------    -------
         1.        Servicer's Certificate for the May, 1997 Collection Period
                   relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1997-A

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Executive Vice President,
     Chief Financial Officer
     and Treasurer



June 4, 1997

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                                    EXHIBIT INDEX


EXHIBIT
-------

    1. Servicer's Certificate for the May, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.